EXHIBIT 4.9
EXECUTION VERSION
CONFIDENTIAL

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 6, 2014 by and between Facebook, Inc., a Delaware corporation (“Parent”), and the individuals and entities listed on Exhibit A attached hereto (each a “Holder” and collectively the “Holders”).
RECITALS
A.This Agreement is being entered into pursuant to, and in connection with the transactions contemplated by, that certain Agreement and Plan of Merger and Reorganization dated as of February 19, 2014 (the “Merger Agreement”) by and between Parent, Rhodium Acquisition Sub II, Inc., a Delaware corporation and a wholly owned (in part directly and in part indirectly) subsidiary of Parent (“Acquirer”), Rhodium Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquirer (“Merger Sub”), WhatsApp Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, as the stockholders’ agent (the “Stockholders’ Agent”).
B.The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “First Merger”), with the Company continuing as the surviving corporation of the First Merger (also referred to herein as the “First Step Surviving Corporation”), (ii) upon consummation of the First Merger, Merger Sub will cease to exist, and the First Surviving Corporation will become a wholly owned subsidiary of Acquirer, (iii) following the consummation of the First Merger, the First Step Surviving Corporation will merge with and into the Acquirer (the “Second Merger” and together or in seriatim with the First Merger, as appropriate, the “Mergers”), and (iv) upon consummation of the Second Merger, the First Step Surviving Corporation will cease to exist, and Acquirer will continue to exist as a wholly owned (in part directly and in part indirectly) subsidiary of Parent.
C.Pursuant to the Mergers, among other things, the issued and outstanding Company Capital Stock shall be converted into the right to receive shares of Parent Common Stock and cash in the manner set forth in the Merger Agreement.
D.As an inducement for Company to enter into the Merger Agreement, Parent agreed to grant the registration rights to the Holders as contained herein.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:
1.Definitions and References.
Unless otherwise defined herein, the capitalized terms in this Agreement have the same meanings given to them in the Merger Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein, the following terms shall have the following respective meanings:

1

“Applicable Securities Law” means the securities laws of the United States, including without limitation the Exchange Act and the Securities Act and any applicable securities law of any State of the United States (and any rules or regulations promulgated thereunder), in each case as may be in effect from time to time.
“Blackout Period” means the periods set forth from time to time in Parent’s insider trading policy during which senior executives of Parent are unable to trade in Parent’s securities (the “Policy”), including, but not limited to: (a) periods during which the Parent suspends trading in its securities from time to time because of material developments known to Parent or certain persons within Parent and not yet disclosed to the public (each, a “Specified Blackout Period”) and (b) the period that currently commences on the twenty-sixth (26th) day of the middle month of any fiscal quarter of Parent and ending at the close of business one (1) full trading day after the public release of earnings data by Parent for such fiscal quarter; any change to the Policy shall be notified to the Holders in writing reasonably promptly thereafter (it being understood that prior to receipt of such notice, the Holders may operate hereunder as if the prior Policy remained in effect).
“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.
“Registrable Stock” shall mean (a) the Parent Common Stock issued to a Holder pursuant to the Merger Agreement; and (b) any Parent Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Parent Common Stock. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (a) a Registration Statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective Registration Statement, or (b) such Registrable Stock is sold by a person in a transaction that is exempt from registration pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) or a transaction in which the Holders’ rights under this Agreement are not assigned.
2.Registration.
(a)    On the later of the date immediately following (a) the Closing Date, and (b) the date on which the Required Company Financials are made available to Parent by the Company, Parent shall file with the SEC a registration statement for the public resale by the Holders of the Registrable Stock on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, in respect of which Parent may use a Form S-3 registration statement (or any successor short form registration statement available for such resale that permits incorporation by reference at least to the same extent as such form) (“Form S-3”) to the extent Parent is then eligible for its use (the “Registration Statement”), and cause the Registration Statement to become automatically effective upon filing if eligible to do so; provided, however, that the Holders acknowledge and agree that the Registration Statement may not be used for the resale of Registrable Stock unless and until the Required Company Financials are included within the prospectus for the Registration Statement (including by incorporation by reference), and provided, further, that no filing of such Registration Statement shall be required during any Blackout Period. The plan of distribution indicated in the

2

Registration Statement will include all such transactions as the Holders may reasonably request in writing prior to the filing of the Registration Statement and that can be included in the Registration Statement under the rules and regulations of the SEC. Parent shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act during the term of this Agreement.
(b)    Each Holder hereby agrees with the Parent and each other such Holder that no holder of Registrable Securities may participate in any underwritten offering hereunder unless (a) Parent gives its prior written consent to such underwritten offering, (b) the managing underwriter and underwriters thereof shall be designated by Parent. Parent shall have the sole right to determine whether to engage underwriters or placement agents in any offering pursuant to the Registration Statement and, if so determined, shall have the sole right to select the underwriters or placement agent, if any, including any managing underwriter engaged in connection with the Registration Statement, and shall make all determinations related to any underwriter compensation (including fees, discount, commissions or incentive payments) and role in the underwriting syndicate.
(c)    Notwithstanding anything to the contrary contained in this Section 2 or any other provision in this Agreement, Parent may (i) delay the filing of the Registration Statement, (ii) defer preparing and furnishing any supplement or amendment to a prospectus, (iii) suspend the use of the Registration Statement or any prospectus, or (iv) not take any actions required by Sections 2 and 3 hereof, to the extent relating to each of foregoing clauses “(i)” through “(iii),” (each of the foregoing clauses “(i)” through “(iv)”, “Deferral Actions”) if Parent determines, in its reasonable and good faith judgment, that such filing, supplement or amendment or the offering or sale of any Registrable Stock thereunder would (A) occur during any Blackout Period or otherwise violate the Policy, or (B) render Parent unable to comply with the disclosure requirements of Applicable Securities Laws (a Deferral Action based on the matters described in this clause “(B)” being referred to as a “Securities Law Compliance Deferral Action”); provided however that prior to taking any Securities Law Compliance Deferral Action, Parent shall provide the Holders with written notice of such delay, deferral or suspension (the “Deferral Notice”), which notice shall specify the general nature of the event giving rise to such Deferral Action; provided, further, that with respect to the matters described in the foregoing clauses (A) (as to any Specified Blackout Period) and (B), Parent shall not register any securities for its own account or that of any other shareholder during such deferral period other than pursuant to a registration (x) relating to the sale of securities to employees of Parent or a subsidiary pursuant to a stock option, stock purchase, or similar plan, or (y) relating to a bona fide significant acquisition, corporate reorganization, financing or similar corporate transaction involving Parent that provided the grounds for such Deferral Notice (meaning the primary issuance in such transaction and not a secondary re-sale incident to such transaction) and Parent shall likewise suspend the usage of all other then-effective resale registration statements and prospectuses (if any) for a period no shorter than the period that the Registration Statement is subject to a Deferral Action. In furtherance of the foregoing, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of Registrable Securities if such transfer would constitute a violation or breach of this Agreement or the Policy. Each Holder shall keep confidential any communications received by it from Parent regarding any such Deferral Action, except as required by Applicable Law. Following receipt of a Deferral Notice, the Holders shall not make

3

any further sales of Registrable Stock pursuant to the Registration Statement until the Holders receive such notice, and any such amendment or supplement, from Parent.
(d)    Parent shall provide the Holders with written notice of any Specified Blackout Period (the “Specified Blackout Notice”), which notice shall specify the effective date of the commencement of the Specified Blackout Period. Each Holder shall keep confidential any communications received by it from Parent regarding the Specified Blackout Period, except as required by Applicable Law. Following receipt of a Specified Blackout Notice, the Holders shall not make any further sales of Registrable Stock pursuant to the Registration Statement until the end of the Specified Blackout Period or other applicable BlackoutPeriod.
3.    Obligations of Parent. Subject to Section 2(c) hereof, Parent shall:
(a)    if the Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement to become effective;
(b)    notify each selling Holder, promptly after Parent receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;
(c)    after the Registration Statement becomes effective, notify each selling Holder of any request by the SEC that the Parent amend or supplement such registration statement or prospectus;
(d)    prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by the Registration Statement for the period required to effect the distribution of the Registrable Stock as set forth in Section 2 hereof;
(e)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the selling Holders may reasonably request in order to facilitate their disposition of their Registrable Stock;
(f)    use its commercially reasonable efforts to register and qualify the Registrable Stock under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(g)    use its commercially reasonable efforts to cause all such Registrable Stock to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Parent are then listed;

4

(h)    provide a transfer agent and registrar for the Registrable Stock and provide a CUSIP number for all such Registrable Stock, in each case not later than the effective date of the Registration Statement;
(i)    use its commercially reasonable efforts to furnish, on the date that shares of Registrable Stock are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters by Parent in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent public accountants of Parent, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(j)    cooperate with the Holders and the managing underwriter (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders or the managing underwriter (if any) may request and keep available and make available to Parent’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;
(k)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by Parent to underwriters in an underwritten public offering, with the underwriter(s) of such offering;
(l)    upon execution of confidentiality agreements in form and substance satisfactory to Parent, promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of Parent (collectively, “Records”), and cause Parent’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, Records that the Parent determines, in good faith, to be confidential and that it notifies the selling Holders are confidential shall not be disclosed by the selling Holders unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by Applicable Law. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its affiliates as the basis for any market transactions in Parent’s securities unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Parent and allow the Parent to undertake appropriate action to prevent disclosure of the Records deemed confidential;

5

(m)    in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts to obtain promptly the withdrawal of such order;
(n)    immediately notify the selling Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any prospectus, the selling Holders shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any prospectus not so supplemented, amended or revised); and
(o)    take all such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities.
4.    Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Agreement with respect to a Holder that such Holder complete, execute, acknowledge and deliver, or use his, her or its reasonable best efforts to cause to be completed, executed, acknowledged and delivered, such customary selling stockholder questionnaires and other documents, certificates, instruments, representations and warranties, and indemnities as may be reasonably requested by the Parent or the underwriters in connection with the filing of the Registration Statement, including, without limitation, representations and warranties (or indemnities with respect thereto) in connection with (i) such Holder’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with Applicable Securities Laws by such Holder. The Parent may require each Holder, by written notice given to each such Holder not less than ten (10) Business Days prior to the filing date of the Registration Statement, to promptly, and in any event within seven (7) days after receipt of such notice, furnish in writing to the Parent such information regarding the distribution of the Registrable Securities as the Parent may from time to time reasonably request and such other information as may be legally required in connection with such registration.
5.    Expenses. All expenses incurred in connection with the registration pursuant to this Agreement, excluding underwriting fees and brokers’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses

6

of complying with state securities or blue sky laws, the fees and disbursements of counsel for Parent, and the fees and disbursements of one counsel for the Holders (not to exceed $50,000), shall be paid by Parent. Each Holder shall bear and pay the discounts, brokerage fees and underwriting fees, if any, applicable to securities offered for his, her or its account in connection with any registrations, filings and qualifications made pursuant to this Agreement.
6.    Transfer of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Stock may be transferred or assigned to (i) an Affiliate of such Holder, (ii) if Holder is an individual, an immediate family member or trust for the benefit of such Holder or one or more of such Holder’s immediate family members, or (iii) if Holder is a partnership, corporation, or limited liability company, a partner, stockholder or member thereof; provided, however, that (i) such Holder shall give Parent written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to Parent, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee shall be restricted to the extent set forth under Applicable Securities Laws.
7.    Indemnification. In the event any Registrable Stock is included in a Registration Statement under this Agreement:
(a)    Parent shall indemnify and hold harmless, to the fullest extent permitted by Applicable Law, each selling Holder, such selling Holder’s directors, officers, employees, stockholders, partners and members, each underwriter (as defined in the Securities Act) acting on behalf of the selling Holders, each agent (including legal counsel and accountants) and each person, if any, who controls such Holder (within the meaning of the Securities Act) (sometimes referred to collectively herein as the “Holder Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus related thereto (including any prospectus filed under Rule 424 or 430A under the Securities Act) or any amendments or supplements to the foregoing, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Parent of Applicable Securities Laws, and shall reimburse each such Holder Indemnified Party for any documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that Parent shall not be liable to any Holder Indemnified Party for any loss, claim, damage or liability to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in

7

reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Holder; provided, further, Parent shall not be liable to any underwriter for any loss, claim, damage or liability to the extent that it arises out of or is based upon an untrue statement or omission made in a preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to the relevant person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. Parent’s obligations under this Section 7(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder Indemnified Party, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.
(b)    Each Holder severally and not jointly shall indemnify and hold harmless, to the fullest extent permitted by Applicable Law, Parent, each of its directors, officers, employees and stockholders, each person, if any, who controls Parent within the meaning of the Securities Act, and each agent (including legal counsel and accountants) for Parent (sometimes referred to collectively herein as the “Parent Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which they may become subject under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus related thereto (including any prospectus filed under Rule 424 or 430A under the Securities Act) or any amendments or supplements to the foregoing, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the indemnifying party of Applicable Securities Laws, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or violation or alleged violation was made in the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any documented legal or other expenses reasonably incurred by Parent Indemnified Party with investigating or defending any such loss, claim, damage or liability as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that the liability of each Holder hereunder by way of indemnification under this Section 7(b) and contribution under Section 7(d) shall be limited to the net proceeds actually received by such Holder from the sale of Registrable Stock covered by such Registration Statement to which such claim or indemnity relates (after giving effect to any discounts and brokerage fees). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Parent Indemnified Party, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.
(c)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in

8

writing of the commencement thereof and the indemnifying party shall have the right to participate in and control the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all reasonable fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.
(d)    To the extent any indemnification by an indemnifying party is prohibited or limited by Applicable Law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of each Holder hereunder by way of contribution under this Section 7(d) and indemnification under Section 7(b) shall be limited to the net proceeds received by such Holder from the sale of Registrable Stock covered by the Registration Statement.

9

8.    General Provisions.
(a)    Notices. Any notice or other communications required or permitted to be given under this Agreement will be in writing, and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via electronic mail or facsimile (with confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):
If to a Holder:                        If to Parent:

At the address set forth on Exhibit A
Facebook, Inc.
1601 Willow Road
Menlo Park, CA 94025
Attention: Colin Stretch, Esq.
Vice President, General Counsel and Secretary
Facsimile No.: (650) 305-7343
Telephone No.: (650) 543-4800

(b)    Interpretation. When a reference is made herein to Sections, subsections, or Exhibits, such reference shall be to a Sections, subsections, of, or an Exhibit to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender and neutral forms of such words, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement, (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (v) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively, and (vi) the phrases “provide to” and “deliver to” and phrases of similar import mean that a true, correct and complete paper or electronic copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. The symbol “$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Unless indicated otherwise, (x) all mathematical calculations contemplated by this Agreement shall be rounded to the tenth decimal place, except in respect of payments, which shall be rounded to the nearest whole United States cent and (y) fractions may be greater than one.
(c)    Amendment. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of Parent and the Stockholders’ Agent.

10

(d)    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.
(e)    Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder. In the event of any conflict between this Agreement and the Merger Agreement, the terms of this Agreement shall control.
(f)    Assignment. Except as set forth in Section 6, neither this Agreement nor any of the rights and obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
(g)    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.
(h)    Arbitration; Submission to Jurisdiction; Consent to Service of Process.
(i)    EXCEPT FOR CLAIMS SEEKING THE REMEDY OF INJUNCTION OR SPECIFIC PERFORMANCE, IN THE EVENT THAT A RESOLUTION IS NOT REACHED AMONG THE PARTIES HERETO WITHIN 60 DAYS AFTER WRITTEN NOTICE OF A DISPUTE, THE DISPUTE SHALL BE FINALLY SETTLED BY BINDING ARBITRATION IN SAN FRANCISCO, CALIFORNIA. SUCH ARBITRATION SHALL BE CONDUCTED IN ENGLISH IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION BY ONE ARBITRATOR APPOINTED IN ACCORDANCE WITH SUCH RULES. THE ARBITRATOR SHALL ALLOW SUCH DISCOVERY AS IS APPROPRIATE TO THE PURPOSES OF ARBITRATION IN ACCOMPLISHING A FAIR, SPEEDY AND COST-EFFECTIVE RESOLUTION OF THE DISPUTE. THE ARBITRATOR SHALL REFERENCE THE FEDERAL RULES OF CIVIL PROCEDURE THEN IN EFFECT IN

11

SETTING THE SCOPE AND TIMING OF DISCOVERY. THE AWARD OF ARBITRATION SHALL BE FINAL AND BINDING UPON THE PARTIES HERETO. THE ARBITRATOR WILL AWARD TO THE PREVAILING PARTY ALL COSTS, FEES AND EXPENSES RELATED TO THE ARBITRATION, INCLUDING REASONABLE FEES AND EXPENSES OF ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONALS INCURRED BY THE PREVAILING PARTY, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.
(ii)    Subject to Section 8(h)(i), the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in the State of California, the place where this Agreement was entered and is to be performed, in respect of the interpretation and enforcement of the provisions of this Agreement and the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(a) or in such other manner as may be permitted by Applicable Law shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the County of Santa Clara, California. Subject to Section 8(h)(i), a party hereto may apply either to a court of competent jurisdiction or to an arbitrator, if one has been appointed, for prejudgment remedies and emergency relief pending final determination of a claim pursuant to this Section 8(h); provided, the appointment of an arbitrator does not preclude a party hereto from seeking prejudgment remedies and emergency relief from a court of competent jurisdiction.
(i)    Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing herein shall be deemed a waiver by any party hereto of any right to specific performance or injunctive relief. It is accordingly agreed that, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.
(j)    Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, and each Exhibit attached hereto, the application of any Applicable

12

Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
(k)    Governing Law. This Agreement, all acts and transactions pursuant hereto and all obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction.
(l)    Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Parent Common Stock, upon the occurrence of any subdivision, combination or share dividend of such class of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.
(m)    Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.
(n)    Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of (a) six (6) months following the Closing Date and (b) the date when all Registrable Stock has been sold; provided, however, the indemnification rights provided by Section 7 shall survive any such termination.
[Remainder of Page Intentionally Left Blank]

13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By: /s/ David Kling

Name: David Kling
Title: Vice President, Deputy General Counsel and Assistant Secretary

HOLDERS:
Holder Name:

(Please Print)

By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Ahmad Al Qousi
(Please Print)

By: /s/ Ahmad Al Qousi

Name: Ahmad Al Qousi
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Alexander Shturm
(Please Print)

By: /s/ Alexander Shturm

Name: Alexander Shturm
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Alon Golan
(Please Print)

By: /s/ Alon Golan

Name: Alon Golan
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Anastasia Solomennikova
(Please Print)

By: /s/ Anastasia Solomennikova

Name: Anastasia Solomennikova
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Andrew Sveikauskas
(Please Print)

By: /s/ Andrew Sveikauskas

Name: Andrew Sveikauskas
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Anne Hoge Milliken
(Please Print)

By: /s/ Anne Hoge Milliken

Name: Anne Hoge Milliken
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Anton Lavrik
(Please Print)

By: /s/ Anton Lavrik

Name: Anton Lavrik
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Arkadiusz Wahlig
(Please Print)

By: /s/ Arkadiusz Wahlig

Name: Arkadiusz Wahlig
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Brian Acton
(Please Print)

By: /s/ Brian Acton

Name: Brian Acton
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

The Brian L. Acton Trust
(Please Print)

By: /s/ Brian Acton

Name: Brian Acton
Title: Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Brian Aspland
(Please Print)

By: /s/ Brian Aspland

Name: Brian Aspland
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Bryan O’Connor
(Please Print)

By: /s/ Bryan D. O’Connor

Name: Bryan D. O’Connor
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Chris Peiffer
(Please Print)

By: /s/ Chris Peiffer

Name: Chris Peiffer
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Clarissa Fong
(Please Print)

By: /s/ Clarissa Fong

Name: Clarissa Fong
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Claudia Gutsch
(Please Print)

By: /s/ Claudia Gutsch

Name: Claudia Gutsch
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Cristina Katherine Trujillo
(Please Print)

By: /s/ Cristina Katherine Trujillo

Name: Cristina Katherine Trujillo
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Derek A. Konigsberg
(Please Print)

By: /s/ Derek A. Konigsberg

Name: Derek A. Konigsberg
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Dmitri Stukalov
(Please Print)

By: /s/ Dmitri Stukalov

Name: Dmitri Stukalov
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

DST INVESTMENTS IX, L.P.
(Please Print)
BY DST MANAGERS LIMITED, ITS GENERAL PARTNER

By: /s/ Sara Hollinrake

Name: Sara Hollinrake
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

DST GLOBAL III, L.P.
(Please Print)
BY DST MANAGERS LIMITED, ITS GENERAL PARTNER

By: /s/ Sara Hollinrake

Name: Sara Hollinrake
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

DST GLOBAL III-B, L.P.
(Please Print)
BY DST MANAGERS LIMITED, ITS GENERAL PARTNER

By: /s/ Sara Hollinrake

Name: Sara Hollinrake
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Ehren Kret
(Please Print)

By: /s/ Ehren Kret

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

EMERALD SOFT SYSTEMS LTD
(Please Print)

By: /s/ Bruce Molynfux

Name: Bruce Molynfux
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Erik J. Reed
(Please Print)

By: /s/ Erik J. Reed

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Eron Jokipii
(Please Print)

By: /s/ Eron Jokipii

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Eugene Fooksman
(Please Print)

By: /s/ Eugene Fooksman

Name: Eugene Fooksman
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Igor Solomennikov
(Please Print)

By: /s/ Igor Solomennikov

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Jamshid Mahdavi
(Please Print)

By: /s/ Jamshid Mahdavi

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Jean Lee
(Please Print)

By: /s/ Jean Lee

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Jeffrey Griffin
(Please Print)

By: /s/ Jeffrey Griffin

Name: Jeffrey Griffin
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Wang, Jiahua
(Please Print)

By: /s/ Wang, Jiahua

Name: Wang, Jiahua
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Jonathan Wenjie Loh
(Please Print)

By: /s/ Jonathan Wenjie Loh

Name: Jonathan Wenjie Loh
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Joseph T. Kung
(Please Print)

By: /s/ Joseph T. Kung

Name: Joseph T. Kung
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Charles T. Kung and Lisa M. Guerra, as Trustees
of the Kung Guerra Family Living Trust dated 10/30/2003
(Please Print)

By: /s/ Charles T. Kung

Name: Charles T. Kung
Title: Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Ken Verbosky
(Please Print)

By: /s/ Ken Verbosky

Name: Ken Verbosky
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Kevin Christensen
(Please Print)

By: /s/ Kevin Christensen

Name: Kevin Christensen
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

JAN KOUM, TRUSTEE OF THE BUTTERFLY TRUST U/A/D 1/20/2004
(Please Print)

By: /s/ Jan Koum

Name: Jan Koum
Title: Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

JAN KOUM, TRUSTEE OF THE JAN KOUM TRUST II U/A/D 8/5/2014
(Please Print)

By: /s/ Jan Koum

Name: Jan Koum
Title: Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Jan Koum, Trustee of the Jan Koum Trust I u/a/d 4/29/14
(Please Print)

By: /s/ Jan Koum

Name: Jan Koum
Title: Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Kuan Loong Yong
(Please Print)

By: /s/ Kuan Loong Yong

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Loubna Boustany
(Please Print)

By: /s/ Loubna Boustany

Name: Loubna Boustany
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Malek Hamdi
(Please Print)

By: /s/ Malek Hamdi

Name: Malek Hamdi
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Manpreet Singh
(Please Print)

By: /s/ Manpreet Singh

Name: Manpreet Singh
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Mark Ryan Hutton
(Please Print)

By: /s/ Mark Ryan Hutton

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Max Keeler
(Please Print)

By: /s/ Max Keeler

Name: Max Keeler
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Michael Donohue
(Please Print)

By: /s/ Michael B. Donohue

Name: Michael B. Donohue
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Mubarik Imam
(Please Print)

By: /s/ Mubarik Imam

Name: Mubarik Imam
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Neeraj Arora
(Please Print)

By: /s/ Neeraj Arora

Name: Neeraj Arora
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Nicolas Adiba
(Please Print)

By: /s/ Nicolas Adiba

Name: Nicolas Adiba
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Pasha Sadri
(Please Print)

By: /s/ Pasha Sadri

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Pooja Challa
(Please Print)

By: /s/ Pooja Challa

Name: Pooja Challa
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Richard Joseph Russo
(Please Print)

By: /s/ Richard Joseph Russo

Name: Richard Joseph Russo
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Rodrigo Nones
(Please Print)

By: /s/ Rodrigo Nones

Name: Rodrigo Nones
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

SEQUOIA CAPITAL GLOBAL GROWTH FUND, L.P.
(Please Print)

By: /s/ Jim Goetz

Name: Jim Goetz
Title: Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

SEQUOIA CAPITAL GLOBAL GROWTH PRINCIPALS FUND, L.P.
(Please Print)

By: /s/ Jim Goetz

Name: Jim Goetz
Title: Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

SEQUOIA CAPITAL U.S. VENTURE 2010 FUND, L.P.
(Please Print)

By: /s/ Jim Goetz

Name: Jim Goetz
Title: Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

SEQUOIA CAPITAL U.S. VENTURE 2010 PARTNERS FUND (Q), L.P.
(Please Print)

By: /s/ Jim Goetz

Name: Jim Goetz
Title: Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

SEQUOIA CAPITAL U.S. VENTURE 2010 PARTNERS FUND, L.P
(Please Print)

By: /s/ Jim Goetz

Name: Jim Goetz
Title: Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

SC US GFV Holdings, Ltd.
(Please Print)

By: /s/ Doug Leone

Name: Doug Leone
Title: Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Sergey Petrov
(Please Print)

By: /s/ Sergey Petrov

Name: Sergey Petrov
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Shruthi Murthy
(Please Print)

By: /s/ Shruthi Murthy

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Sophia T. Kung
(Please Print)

By: /s/ Sophia T. Kung

Name: Sophia Kung
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

The Tegan McComb Bradford Trust
(Please Print)

By: /s/ Tegan Bradford

Name: Tegan Bradford
Title: Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Vicki Lee
(Please Print)

By: /s/ Vicki Lee

Name: Vicki Lee
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
PARENT:
FACEBOOK, INC.
By:

Name:
Title:

HOLDERS:
Holder Name:

Yoko Sophia Rizzo
(Please Print)

By: /s/ Yoko Sophia Rizzo

Name: Yoko Sophia Rizzo
Title:

Exhibit A

WHATSAPP INC.
STOCKHOLDERS

Stockholder	Physical Address and Facsimile	Email Address	Number of Shares of Registrable Stock
Ahmad Al Qousi			(1)
Alexander Shturm			(1)
Alon Golan			(1)
Anastasia Solomennikova			(1)
Andrew Sveikauskas			(1)
Anne Hoge Milliken			(1)
Anton Lavrik			(1)
Arkadiusz Wahlig			(1)
Brian Acton			(1)
Brian Aspland			(1)
Bryan O'Connor			(1)
Charles T. Kung and Lisa M. Guerra, Trustees of the Kung Guerra Family Living Trust DTD 10/30/03			(1)
Chris Peiffer			(1)
Clarissa Fong			(1)
Claudia Gutsch			(1)
Cristina Trujillo			(1)
Derek Konigsberg			(1)
Dmitri Stukalov			(1)
DST Global III, L.P.			(1)
DST Global III-B, L.P.			(1)
DST Investments IX, L.P.			(1)
Ehren Kret			(1)
Emerald Soft Systems, Ltd.			(1)
Erik J. Reed			(1)
Eron Jokipii			(1)
Eugene Fooksman			(1)
Igor Solomennikov			(1)
Jamshid Mahdavi			(1)
Jan Koum, Trustee of The Butterfly Trust u/a/d 1/20/2004			(1)
Jan Koum, Trustee of The Jan Koum Trust I u/a/d 4/29/2014			(1)
Jan Koum, Trustee of The Jan Koum Trust II u/a/d 8/5/2014			(1)

Jean Lee	(1)
Jeffrey Griffin	(1)
Jiahua Wang	(1)
Jonathan Loh	(1)
Joseph T Kung	(1)
Ken Verbosky	(1)
Kevin Christensen	(1)
Kuan Yong	(1)
Loubna Boustany	(1)
Malek Hamdi	(1)
Manpreet Singh	(1)
Mark Ryan Hutton	(1)
Max Keeler	(1)
Michael Donohue	(1)
Mubarik Imam	(1)
Neeraj Arora	(1)
Nicolas Adiba	(1)
Pasha Sadri	(1)
Pooja Challa	(1)
Richard Russo	(1)
Rodrigo Nones	(1)
SC US GF V Holdings, Ltd.	(1)
Sequoia Capital Global Growth Fund, LP	(1)
Sequoia Capital Global Growth Principals Fund, LP	(1)
Sequoia Capital U.S. Venture 2010 Fund, LP	(1)
Sequoia Capital U.S. Venture 2010 Partners Fund (Q), LP	(1)
Sequoia Capital U.S. Venture 2010 Partners Fund, LP	(1)
Sergey Petrov	(1)
Shruthi Murthy	(1)
Sophia T Kung	(1)
The Brian L. Acton Trust	(1)
The Tegan McComb Bradford Trust dated June 20, 2013	(1)
Vicki Lee	(1)
Yoko Rizzo	(1)

(1) As listed on the Spreadsheet delivered pursuant to the terms of the Merger Agreement.